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                                  Exhibit 10.3


                                    GUARANTY

          THIS GUARANTY (this "GUARANTY") dated as of November 8, 1994, is executed by Dennis Gordon, Javier R. Uribe, John Tillotson and Charles K. Neubauer (collectively, "GUARANTORS"), for the benefit of Grubb & Ellis Company (the "COMPANY"), to guaranty certain hereinafter defined obligations of Newco Realty Corp., a California corporation (the "Buyer") under that certain letter agreement dated November 8, 1994 by and between Buyer and the Company (the "AGREEMENT").

                                    RECITALS

          A. Guarantors are the sole shareholders of Buyer. Pursuant to the Agreement, Buyer has agreed to acquire and the Company has agreed to sell certain residential real estate brokerage operations in Southern California. Pursuant to the Agreement, Buyer has agreed, among other things, to make certain payments to the Company based upon future commissions and certain lease obligations and other liabilities.

          B. As an inducement to Buyer to enter into the Agreement, Guarantors have agreed to enter into this Guaranty.

          C. Guarantors acknowledge that they will benefit from the consummation of the transactions contemplated by the Agreement.

          D. Guarantors are incurring obligations hereunder concurrently with the incurrence by Buyer of its obligations under the Agreement.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises set forth above and as an inducement to the Company to enter into the Agreement and consummate the transactions contemplated thereby, Guarantors agree as follows:

          1. GUARANTY OF OBLIGATIONS. Guarantors unconditionally and irrevocably guaranty, to the Company, on a joint and several basis, the payment and performance when due of Buyer's obligations as set forth in the Agreement (the "OBLIGATIONS"), up to a maximum of one million two hundred thousand dollars ($1,200,000) in respect of the first twelve months after closing, and thereafter, up to the lesser of a) six hundred thousand dollars ($600,000) or b) the present value (using a 6% discount factor) of the future payments required to be made by Buyer in respect of real estate and personal property leases of the Residential Offices, assumed by Buyer, plus the amount of the outstanding portion of Grubb & Ellis' pro rata share of receipts from the remaining Transferred Listings, all as more completely set forth in the Agreement. If for any reason Buyer shall fail fully and punctually to pay and perform any Obligation, Guarantors shall pay such sum to the Company. This Guaranty is an absolute, unconditional, continuing guaranty of payment and performance and not of collectibility, and is in no way conditioned or contingent upon any attempt to collect from Buyer, enforce performance by Buyer or on any other condition or contingency. The obligations and agreements of Guarantors under

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this SECTION 1 shall be performed and observed without requiring any notice of non-payment, non-performance or non-observance by Buyer or any proof thereof or demand therefor, all of which Guarantors expressly waive.

          2.   CONSENTS AND WAIVERS BY GUARANTORS.

               (a) This Guaranty shall be binding upon each of the Guarantors and shall remain in full force and effect irrespective of, and shall not be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of this Guaranty. The liability of Guarantors under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                    (i) any lack of validity or enforceability of the Obligations;

                    (ii) any change, whether or not agreed to by Guarantor, in the time, manner or place of any payment or performance of the Obligations, or in any other term of the Agreement or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms or provisions of the Obligations or the Agreement;

                    (iii) the lack of power or authority of any Guarantor to execute and deliver this Guaranty or of Buyer to execute and deliver the Agreement; any defense, set-off or counterclaim which may at any time be available to, or asserted by, Buyer against the Company under the Agreement (other than by reason of the full payment and performance of the Obligations); the existence or continuance of Buyer as a legal entity; the consolidation or merger of Buyer with or into any other partnership or other entity, or the sale, lease or other disposition by Buyer of all or substantially all of its assets to any other entity; or the bankruptcy or insolvency of Buyer, the admission in writing by Buyer of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with creditors;

                    (iv) any act, failure to act, delay or omission whatsoever on the part of Buyer, any failure to give to Buyer notice of default in the making of any payment due and payable under the Obligations or notice of any failure on the part of Buyer to do any act or thing or to observe or perform any covenant, condition or agreement by it to be observed or performed under the Agreement; or

                    (v) any other event or circumstance which might otherwise constitute a defense available to, or a discharge of Buyer in respect of the Obligations, it being the purpose and intent of this Guaranty that the obligations of Guarantors hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by full and complete payment and performance of all of the Obligations.


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               (b)  Each of the Guarantors waives notice of acceptance of this
Guaranty and of any Obligation. Each of the Guarantors also waives promptness, diligence, presentment, demand of payment, notice of default, dishonor, non-payment, non-performance or any other notice to or upon Buyer or Guarantors.

               (c) Each of the Guarantors, to the extent they may legally do so, waives any right now or hereafter existing requiring the Company, as a condition to proceeding against Guarantors hereunder, to proceed against Buyer or any other person, or pursue any other remedy in the Company's power.

               (d) Each of the Guarantors, to the extent they may legally do so, waives the benefit of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof as amended or recodified from time to time, and agree that any payment or performance of the Obligations or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to any liability of such Guarantor hereunder.

               (e) Each of the Guarantors waives all rights and benefits under any applicable law (to the extent applicable to such Guarantor hereunder) purporting to reduce a guarantor's obligation in proportion to the principal obligation guaranteed.

               (f) Each of the Guarantors waives all rights and benefits under any applicable law (to the extent applicable to such Guarantor hereunder) requiring the beneficiaries of this Guaranty to pursue Buyer or any other person or remedy or exhaust any security before proceeding against any Guarantor.

               (g) The Company may, at any time and from time to time without the consent of or notice to any Guarantor, except such notice as may be required by applicable law which cannot be waived, without incurring responsibility to any Guarantor, and without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) subject to the terms of the Agreement, change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation or in any manner modify, amend or supplement the terms of the Agreement or any documents, instruments or agreements executed in connection therewith, and this Guaranty shall apply to the Obligations, as changed, extended, renewed, modified, amended, supplemented or altered in any manner;
(ii) exercise or refrain from exercising any rights against Buyer or other person (including Guarantors) or otherwise act or refrain from acting;
(iii) release any one or more of the Guarantors from any of the obligations hereunder without obtaining the consent of the remaining Guarantors and without affecting or impairing the obligations of the remaining Guarantors hereunder;
(iv) settle or compromise any obligation; (v) take and hold security for the payment or performance of the Obligations, and exchange, enforce, waive, surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part any such security, or fail to perfect its interest in any such security or to establish its priority with respect thereof; (vi) apply any sums received from any Guarantor or from the sale of such security and direct the order or manner of sale thereof as the Company in its sole discretion may determine; and/or (vii) consent to or waive any breach of, or any act, omission or default under


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the Agreement, or otherwise amend, modify or supplement the Agreement or any of such other instruments or agreements. Notwithstanding the foregoing, no delay on the part of the Company in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action shall constitute a waiver of any rights or shall affect or impair this Guaranty.

               (h)  In the event that, notwithstanding the provisions of
SECTION 1 hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon actual receipt by the Company of written notice of revocation signed by each Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to obligations and liabilities outstanding on the date of receipt by the Company of written notice of such revocation or termination (Guarantors shall remain liable for all obligations incurred hereunder prior to such revocation or termination) and the sole effect of revocation and termination hereof shall be to exclude from this Guaranty obligations and liabilities thereafter arising which are unconnected with obligations and liabilities theretofore arising or transactions theretofore entered into.

          3. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes the representations and warranties set forth below to the Company as of the date hereof:

               (a) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject to general equitable principles.

               (b) All governmental authorizations and actions necessary in connection with the execution and delivery by Guarantor of this Guaranty and the performance of Guarantor's obligations hereunder have been obtained or performed and remain valid and in full force and effect.

               (c) Execution, delivery and performance of this Guaranty (i) do not and will not contravene any provisions of any law, rule, regulation, order, judgment or decree applicable to or binding on Guarantor or any of Guarantor's properties; (ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's properties may be bound or affected; and (iii) do not and will not require the consent of any person under any existing law or agreement which has not already been obtained.

               (d) There is no pending or, to the best of Guarantor's knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the ability of Guarantor to perform Guarantor's obligations under this Guaranty.

               (e) Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Buyer and its properties on a continuing basis, and Guarantor now is and hereafter will be


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completely familiar with the businesses, operations and condition (financial and otherwise) of Buyer and its properties. The Company shall not have any duty to advise any Guarantor of any information known to them regarding such matters.

               (f) (i) Guarantor is not, and will not as a result of the execution and delivery of this Guaranty, be rendered insolvent, (ii) Guarantor does not intend to incur, or believe it is incurring, obligations beyond his ability to pay and (iii) Guarantor's property remaining after the delivery and performance of this Guaranty will not constitute unreasonably small capital.

          4.   COVENANTS OF GUARANTOR.  Each Guarantor agrees that such
Guarantor:

               (a) Will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by Guarantor with respect to this Guaranty and will obtain any that may become necessary in the future.

               (b) Will comply in all material respects with all applicable laws and orders to which Guarantor may be subject if failure so to comply would materially impair Guarantor's ability to perform Guarantor's obligations under this Guaranty.

          5. COLLECTION EXPENSES. If the Company is required to pursue any remedy against Guarantors hereunder, Guarantors shall pay to the Company, upon demand, all reasonable attorney's fees and expenses and all other costs and expenses incurred by such party in enforcing this Guaranty.

          6. SUBROGATION. Guarantors will not exercise any rights which they may acquire by way of subrogation under this Guaranty by any payment made hereunder or otherwise, until all of the Obligations have been paid in full. If any amount shall be paid to Guarantors on account of such subrogation rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Company and applied to such liabilities and obligations, whether matured or unmatured.

          7. SUCCESSIONS OR ASSIGNMENTS. This Guaranty shall inure to the benefit of the successors or assigns of the Company who shall have, to the extent of their interest, the rights of the Company hereunder. This Guaranty is binding upon Guarantors and their successors and permitted assigns. Guarantors are not entitled to assign their obligations hereunder to any other person without the written consent of the Company, and any purported assignment in violation of this provision shall be void.

          8. INTERPRETATION. The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.


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          9.   NOTICES.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

               (a)  If to Guarantors:

                    Dennis Gordon
                    1831 Newport Hills Drive East
                    Newport Beach, CA 92660

                    Javier R. Uribe
                    20501 Ventura Blvd. #220
                    Woodland Hills, CA  91364

                    John Tillotson
                    16426 Ladona Circle
                    Huntington Beach, CA  92649

                    Charles K. Neubauer
                    14041 Woodlawn Avenue
                    Tustin, CA  92680

or at such other address as a Guarantor shall have specified by notice in writing to the Company.

               (b)  If to the Company:

                    Grubb & Ellis Company
                    One Montgomery Street
                    Telesis Tower, 9th Floor
                    San Francisco, CA  94104
                    Attention:  General Counsel

          10. AMENDMENTS. Notwithstanding anything contained herein that may be construed to the contrary, this Guaranty may be amended only with the written consent of the Company and the Guarantors.

          11.  JURISDICTION; GOVERNING LAW.

               (a) Any action or proceeding relating in any way to this Guaranty may be brought and enforced in the courts of the State of California within the County of San Francisco, or of the United States for the Northern District of California.

               (b) This Guaranty and the rights and obligations of Guarantors and the Company shall be governed by and construed in accordance with the laws of the State of California.


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          12.  INTEGRATION OF TERMS.  This Guaranty contains the entire agreement among Guarantors and the Company relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

          13.  TERMINATION; REINSTATEMENT OF GUARANTY.

               (a) Subject to the provisions of SECTION 13(b) hereof, this Guaranty shall terminate upon the satisfaction of all Obligations.

               (b) Notwithstanding the provisions of SECTION 13(a) hereof, this Guaranty shall be reinstated if at any time following the termination of this Guaranty under SECTION 13(a) hereof, any payment by Guarantors under this Guaranty or pursuant hereto is rescinded or must otherwise be returned by the Company or any other person upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Buyer or Guarantors or otherwise, and is so rescinded or returned to Guarantors, all as though such payment had not been made. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of this SECTION 13.

          IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be duly executed and delivered as of the day and year first written above.



                         /s/Dennis Gordon
                         ----------------------------------------
                         Name:  Dennis Gordon

                         /s/Javier R. Uribe
                         ----------------------------------------
                         Name:  Javier R. Uribe

                         /s/John Tillotson
                         ----------------------------------------
                         Name:  John Tillotson

                         /s/Charles K. Neubauer
                         ----------------------------------------
                         Name:  Charles K. Neubauer


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